Exhibit 10.38

SUBSCRIPTION AGREEMENT

EUR 29,600,000
AGGREGATE NOMINAL AMOUNT
OF
ZERO COUPON BONDS
MANDATORILY CONVERTIBLE INTO
COMMON SHARES
OF THE ISSUER

between

TMG B.V.
as issuer

and

KCH Stockholm AB
as purchaser

July 18, 2006

THE UNDERSIGNED

1.             TMG B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, with statutory seat in Amsterdam and its address at:  Fred. Roeskestraat 123 HG, 1076 EE Amsterdam, The Netherlands, hereinafter referred to as:  the “Issuer”;

2.             KCH Stockholm AB, a company organized under the laws of Sweden, having its registered office at:  Hamilton Advokatbyra, Kungsgatan 2A, Box 606, SE — 651 13 Karlstad, Sweden, hereinafter referred to as:  the “Purchaser”.

WHEREAS:

(A)          TMG Holdings Coöperatief U.A., TMG Partners U.S., LLC, Vertical Fund I L.P., Vertical Fund II L.P. and Mr. Douglas W. Kohrs hold all of the issued shares of the Issuer.

(B)           The Issuer intends to purchase, on the date hereof, through its wholly owned subsidiary, TMG France SNC, the totality of the share capital and voting rights of (i) Tornier Holding SAS, a French société par actions simplifiée, having its registered office at Chemin Doyen Gosse, 38330 Saint Ismier, France and (ii) Donovan Medical Equipment Ltd., a company incorporated in the Republic of Ireland, having its registered office at 90 South Mall, Cork, Ireland (together, the “Acquisitions”).

(C)           The Issuer has authorised the creation and issue of EUR 29,600,000 aggregate nominal amount of zero coupon bonds due July 2009 convertible into common shares in the share capital of the Issuer at a nominal value of EUR 0.01 each (the “Bonds”).

(D)          The Bonds will be in registered form in denominations of EUR 50,000.

(E)           The Bonds will be issued pursuant to the Deed of Issue.

AGREE AS FOLLOWS:

Clause 1 — Definitions

1.1         In this Agreement the following expressions have the following meanings:

“Closing Date” means the date of completion of the Acquisitions.

“Deed of Issue” means the deed of issue for the issuance of the Bonds, substantially in the form of the draft attached hereto as Annex I.

“Issue Price” means the aggregate par value of the Bonds, being EUR 29,600,000.

“Register” means a register maintained by the Issuer in which the ownership of the Bonds shall be registered.

1.2         Capitalised terms not defined herein have the meaning given to them in the Deed of Issue.

Clause 2 — Issue of the Bonds

2.1         Subject to completion of the Acquisitions, the Issuer undertakes to the Purchaser to promptly (but in any event not more than five (5) business days) after the Closing Date issue the Bonds subject to and in accordance with this Agreement and the Deed of Issue.

2.2         Subject to completion of the Acquisitions, the Purchaser undertakes to the Issuer that, subject to and in accordance with this Agreement, it will subscribe for and purchase the Bonds at the Issue Price promptly (but in any event not more than five (5) business days) after the Closing Date.

Clause 3 — Fees and expenses

Any expenses in connection with this Agreement and the Deed of Issue shall be borne by the party incurring them.  The Issuer shall pay any stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Bonds and the execution of this Agreement and the Deed of Issue, and the Issuer shall indemnify the Purchaser against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

Clause 4 — Closing

4.1         The closing of the issue of the Bonds shall take place subject to completion of the Acquisitions and promptly (but in any event not more than five (5) business days) after the Closing Date, whereupon:

(a)           Deed of Issue.  The parties hereto shall execute the Deed of Issue;

(b)           Registration and Delivery of Certificate.  Against receipt of the payment referenced in clause 4,1(c), the Issuer shall enter the Purchaser in the Register as registered holder of the Bonds and deliver to the Purchaser a certificate confirming such entry in the form of the document attached hereto as Annex II; and

(c)           Payment of Issue Price.  Against delivery of the certificate referred to under clause 4.1(b), the Purchaser shall procure and deliver the payment of the Issue Price to the Issuer by credit transfer in Euros for same day value to the following (euro) bank account:  66.40.77.560 (EUR IBAN:  NL42 INGB 0664 0775 60) at ING Bank N.V., Amsterdam, the Netherlands (BIC/SWIFT INGBNL2A).

4.2         The actions referenced in clause 4.1 shall be deemed to take place at the same time.

Clause 5 — Governing law and enforcement

5.1         This Agreement is governed by and construed in accordance with Dutch law.

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5.2         The courts of the statutory seat of the Issuer shall have exclusive jurisdiction to settle any dispute arising out of or in connection with the present agreement (including a dispute regarding the existence, validity or termination of this Agreement).

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This Agreement was signed in duplicate in the manner set out below.

/s/ Sean D. Carney
TMG B.V.

By:	Sean D. Carney
Title:	Authorized Representative
Date:	July 18, 2006

This Agreement was signed in duplicate in the manner set out below.

/s/ Hans Peter Jörin
KCH Stockholm AB

By:	Hans Peter Jörin
Title:	Holder of Procuration
Date:	July 18, 2006

ANNEX I

DEED OF ISSUE

EUR 29,600,000
AGGREGATE NOMINAL AMOUNT
OF
ZERO COUPON BONDS DUE 2009
MANDATORILY CONVERTIBLE INTO
COMMON SHARES
OF THE ISSUER

between

TMG B.V.
as issuer

and

KCH Stockholm AB
as holder

July 27, 2006

THE UNDERSIGNED:

1.             TMG B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, with statutory seat in Amsterdam and its address at:  Fred. Roeskestraat 123 HG, 1076 EE Amsterdam, The Netherlands, hereinafter referred to as:  the “Issuer”;

2.             KCH Stockholm AB, a company organized under the laws of Sweden, having its registered office at:  Hamilton Advokatbyra, Kungsgatan 2A, Box 606, SE — 651 13 Karlstad, Sweden, hereinafter referred to as:  the “Holder”.

WHEREAS:

(A)          TMG Holdings Coöperatief U.A., TMG Partners U.S., LLC, Vertical Fund I L.P., Vertical Fund II L.P. and Mr. Douglas W. Kohrs hold all of the issued shares of the Issuer.

(B)           On July 18, 2006 the Issuer completed, through its wholly owned subsidiary, TMG France SNC, the acquisition of the totality of the share capital and voting rights of (i) Tornier Holding SAS, a French société par actions simplifiée, having its registered office at Chemin Doyen Gosse, 38330 Saint Ismier, France and (ii) Donovan Medical Equipment Ltd., a company incorporated in the Republic of Ireland, having its registered office at 90 South Mall, Cork, Ireland.

(C)           On July 18, 2006 the Issuer and the Holder entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Issuer has undertaken to issue the Bonds (as defined below under D) to the Holder and pursuant to which the Holder has undertaken to subscribe for and purchase the Bonds at the Issue Price (as defined the Subscription Agreement).

(D)          The Issuer has authorised the creation and issue of EUR 29,600,000 aggregate nominal amount of zero coupon bonds due July 2009 convertible into common shares in the share capital of the Issuer with a nominal value of EUR 0.01 per common share (the “Bonds”), it being specified that the proceeds of the Bonds shall be used to entirely repay the convertible bonds issued to Warburg Pincus (Bermuda) Private Equity IX, L.P. (“Warburg Pincus”) pursuant to a deed of issue dated July 18, 2006 between the Issuer and Warburg Pincus.

(E)           The Bonds will be in registered form in denominations of EUR 50,000.

AGREE AS FOLLOWS:

Clause 1 — Definitions

In this deed of issue the following expressions have the following meanings:

“Conversion Date” means the date on which the requirements of clause 7.1 have been satisfied.

“Conversion Price” has the meaning given to it in clause 7.1 of this deed.

“Holder” means KCH Stockholm AB and any other holder of a Bond as evidenced by the Register.

“IPO” means an initial public offering of the Issuer’s common shares or securities of a corporate entity that, after a restructuring of the legal status and capital structure of the Issuer, owns, directly or indirectly, 100% of the shares in the share capital of the Issuer or the Issuer’s property and business as described in Section 7 of the Securityholders’ Agreement.

“Register” means the register for the Bonds as defined in clause 8.2 of this deed.

“Securityholders’ Agreement” means that certain Securityholders’ Agreement, dated as of July 18, 2006, by and among the Issuer, the Holder, Warburg Pincus (Bermuda) Private Equity IX, L.P., Mr. Alain Tornier and the Institutional Investors (as defined therein).

Clause 2 — Issuance

The Issuer hereby issues the Bonds to the Holder at the Issue Price (as defined in the Subscription Agreement).

Clause 3 — Form, Denomination and Title

The Bonds are serially numbered from 1 through 592 and in registered form in denominations of EUR 50,000.  The registered holder of any Bond shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest in such Bond or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder.

Clause 4 — Status of the Bonds

The Bonds constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Clause 5 — No Pledge

The Holder hereby agrees not to pledge, encumber or otherwise create any lien on the Bonds for any reason without the Issuer’s prior written consent.

Clause 6 — Interest

The Bonds shall bear no interest.

Clause 7 — Conversion

7.1         Each Bond Is mandatory convertible into common shares in the share capital of the Issuer at a conversion price of EUR 3.3543 per common share, to be applied towards the nominal value of each Bond (the “Conversion Price”) on the earliest of:

(a)           the fifth business day following the delivery by the Majority Institutional Investors (as defined in the Securityholders’ Agreement) of a written notice related to the exercise of the Drag-Along Right in accordance with Section 1.4 of the Securityholders’ Agreement;

(b)           the date immediately prior to the public filing of a registration statement in connection with an IPO; or

(c)           the third anniversary of the date hereof.

7.2         In order to effect conversion pursuant to clause 7.1, the Issuer shall complete and sign the conversion notice attached hereto as Annex I and deliver the notice to the Holder.

7.3         If the Issuer shall at any time prior to the conversion of the Bonds subdivide its common shares, by split-up or otherwise, or combine its common shares, the number of common shares issuable on the conversion of the Bonds shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Any adjustment under this clause 7.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.4         Upon conversion of a Bond, the Issuer will arrange for the number of whole common shares deliverable upon conversion of such Bond to be delivered to its Holder by means of execution of a notarial deed of issue of shares within 14 business days after the Conversion Date.  The Holder will, to the extent required, cooperate so that such conversion and delivery can be effectuated.  Fractional shares will not be delivered.  For any fractional shares the Issuer will pay to the Holder an amount in cash equivalent to the fraction times the Conversion Price.

7.5         Upon conversion of a Bond, other than cash paid for fractional shares, the Holder will not receive any additional cash payment.  The delivery to the Holder of the fixed number of common shares into which the Bond is convertible together with any cash payment for fractional shares satisfies any and all obligations of the Issuer with respect to the converted Bond, including, without limitation, the obligation to pay the principal amount at maturity of the Bond.

7.6         All Bonds converted shall be cancelled.  Cancelled or converted Bonds may not be reissued or resold.

Clause 8 — Transfer; Register

8.1         Transfer restriction.  Anything in this deed of issue to the contrary notwithstanding, the Holder may not sell, assign or transfer the Bonds, or any interest therein or the common shares issuable or issued upon conversion of the Bonds, other than in compliance with Section 1 (Transfers of Securities) and Section 6.3 (Agreement To Be Bound) of the Securityholders’ Agreement.  Such transfer can only be effectuated upon written confirmation from the transferee to the Issuer to the effect that the transferee accepts the terms and conditions of the Bonds set forth in this deed of issue.

8.2                            Register.  The ownership of the Bonds shall be registered on a record of ownership maintained by the Issuer (the “Register”) on which it shall enter the name and address of the Holder, and the principal amount represented by the Bonds owing to the Holder from time to time.  The Issuer shall have no liability for treating the registered Holder of the Bonds as the owner thereof for all purposes.  Upon reasonable request from time to time, the Issuer shall make available to the Holder the information contained in the Register as to all Bonds.

Clause 9 — Governing Law and Jurisdiction

9.1                            This deed of issue including the terms and conditions of the Bonds are governed by and construed in accordance with Dutch law.

9.2                            The courts of the statutory seat of the Issuer have exclusive jurisdiction to settle any dispute arising out of or in connection with the present agreement (including a dispute regarding the existence, validity or termination of this Agreement).

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This deed of issue was signed in duplicate in the manner set out below.

/s/ Sean D. Carney
TMG B.V.

By:	Sean D. Carney
Title:	Authorized Representative
Date:	July 27, 2006

This deed of issue was signed in duplicate in the manner set out below.

/s/ Hans Peter Jörin
KCH Stockholm AB

By:	Hans Peter Jörin
Title:	Holder of Procuration
Date:	July 18, 2006

ANNEX I

Form of Conversion Notice

TMG B.V.
Fred. Roeskestraat 123 HG
1076 EE Amsterdam
The Netherlands

To:
KCH Stockholm AB
Hamilton Advokatbyra
Kungsgatan 2A
Box 606
SE – 651 13 Karlstad

July 18, 2006

Dear Sirs,

TMG B.V.
€29,600,000 aggregate nominal amount
of
zero coupon bonds
convertible into
common shares of the issuer
(“the Bonds”)

CONVERSION NOTICE

Reference is made to (i) the subscription agreement dated July 18, 2006 between TMG B.V. as issuer and KCH Stockholm AB as purchaser, and (ii) the deed of issue dated July     , 2006 between the aforesaid parties (the “Deed of Issue”), both relating to the Bonds.

Being the issuer of the Bonds, we hereby irrevocably convert the total principal amount of such Bonds specified below into common shares in accordance with clause 7.2 of the Deed of Issue.

Total principal amount of Bonds to be converted:______________________________

Total number of common shares to be issued:_________________________________

Cash equivalent for fraction of shares (if any): ________________________________

(conversion price:  EUR 3.3543 per common share)

The common shares required to be delivered within 14 business days after the date hereof, will be delivered by the execution of a notarial deed of issue and by registering KCH Stockholm AB in the shareholders register as the holder of the common shares issued in respect of this conversion.

Yours faithfully,

for and on behalf of

TMG B.V.

By:
Title:

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ANNEX II

Certificate in respect of Purchaser’s registration

TMG B.V.
Fred. Roeskestraat 123 HG
1076 EE Amsterdam
The Netherlands

To:  KCH Stockholm AB
Hamilton Advokatbyra
Kungsgatan 2A
Box 606
SE – 651 13 Karlstad

July      , 2006

Dear Sirs,

TMG B.V.
€29,600,000 aggregate nominal amount
of
zero coupon bonds
convertible into
common shares of TMG B.V.
(the “Bonds”)

Reference is made to (i) the subscription agreement dated July 18, 2006 between TMG B.V. as issuer and KCH Stockholm AB as purchaser (the “Subscription Agreement”), and (ii) the deed of issue dated July     , 2006 between the aforesaid parties (the “Deed of Issue”), both relating to the Bonds.  In accordance with clause 4.1(b) of the Subscription Agreement, we, the undersigned, being duly authorised representatives of TMG B.V., hereby confirm that on the date hereof TMG B.V. has entered KCH Stockholm AB in the Register (as defined in clause 8.2 of the Deed of Issue) as the registered holder of the Bonds.

Yours faithfully,
for and on behalf of
TMG B.V.

By:
Title: